                                                                   EXHIBIT 99(b)

                         NOTICE OF GUARANTEED DELIVERY
                                 FOR TENDER OF
                            8.06% CAPITAL SECURITIES
                (LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY)
                                       OF
                               BARNETT CAPITAL I
                      FULLY AND UNCONDITIONALLY GUARANTEED
                             BY BARNETT BANKS, INC.

    This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the Exchange Offer (as defined below) if (i) certificates for the Trust's (as defined below) 8.06% Capital Securities due December 1, 2026 (the "Old Capital Securities") are not immediately available,
(ii) Old Capital Securities, the Letter of Transmittal and all other required documents cannot be delivered to The First National Bank of Chicago (the "Exchange Agent") on or prior to the Expiration Date (as defined in the Prospectus referred to below) or (iii) the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand, overnight courier or mail, or transmitted by facsimile transmission, to the Exchange Agent. See "The Exchange Offer--Procedures for Tendering Old Capital Securities" in the Prospectus.

                 THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:
                       THE FIRST NATIONAL BANK OF CHICAGO

                   BY MAIL/OVERNIGHT DELIVERY/HAND DELIVERY:
                       The First National Bank of Chicago
                  c/o First Chicago Trust Company of New York
                                 14 Wall Street
                              8th Floor, Window 2
                            New York, New York 10005
                      Attn: Corporate Trust Administration

                  TO CONFIRM BY TELEPHONE OR FOR INFORMATION:
                                 (212) 240-8801

                            FACSIMILE TRANSMISSION:
                                 (212) 240-8938

    DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

    THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

    The undersigned hereby tenders to Barnett Capital I, a trust created under the laws of the State of Delaware (the "Trust"), upon the terms and subject to the conditions set forth in the Prospectus dated May 7, 1997 (as the same may be amended or supplemented from time to time, the "Prospectus"), and the related Letter of Transmittal (which together constitute the "Exchange Offer"), receipt of which is hereby acknowledged, the aggregate principal amount of Old Capital Securities set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer-- Procedures for Tendering Old Capital Securities."

Aggregate Liquidation       Name(s) of Registered Holder(s):
Amount Tendered:

Certificate No(s).          Address(es):
(if available)              Area Code and Telephone Number(s):

If Old Capital Securities will be tendered by book-entry transfer, provide the following information:

Signature(s):
-------------------------------------------------------------------------------

DTC Account Number:
---------------------------------------------------------------------

Date:
--------------------------------------------------------------------------------

                THE GUARANTEE ON THE NEXT PAGE MUST BE COMPLETED

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

    The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an "eligible guarantor institution", including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker, municipal securities dealer, government securities broker, government securities dealer, (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in a Securities Transfer Association recognized program (each of the foregoing being referred to as an "Eligible Institution"), hereby guarantees to deliver to the Exchange Agent, at its address set forth above, either the Old Capital Securities tendered hereby in proper form for transfer, or confirmation of the book-entry transfer of such Old Capital Securities to the Exchange Agent's account at The Depository Trust Company ("DTC"), pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with one or more properly completed and duly executed Letters of Transmittal (or facsimile thereof), or Agent's Message (as defined in the Prospectus) in lieu thereof, and any other required documents within five business days after the date of execution of this Notice of Guaranteed Delivery.

    The undersigned acknowledges that it must deliver the Letters of Transmittal and the Old Capital Securities tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

Name of Firm
-----------------------------------------------------------------------------

(Authorized Signature)
----------------------------------------------------------------------

(Title)
--------------------------------------------------------------------------------

Address
--------------------------------------------------------------------------------

                               (INCLUDE ZIP CODE)

Area Code and Telephone Number (
----)
----------------------------

Date:
----------------------------------

NOTE: DO NOT SEND OLD CAPITAL SECURITIES WITH THIS NOTICE OF GUARANTEED DELIVERY. ACTUAL SURRENDER OF OLD CAPITAL SECURITIES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.